WSi INTERACTIVE CORPORATION                                   Symbols: CDNX- WIZ
                                                                       OTC-WIZZF



                                  NEWS RELEASE

February 16, 2000


WSI INTERACTIVE'S PRESIDENT THEO SANIDAS TO BE INTERVIEWED BY VIAVID BROADCASTING CORPORATION

WSI INTERACTIVE CORPORATION today announced that President and CEO, Mr. Theo Sanidas, has been featured on ViaVid Broadcasting Corporation (OTC Bulletin Board:VVDB)-- a global Internet video broadcasting that offers a network of video services utilizing streaming video technology. Conducting the interview for ViaVid was news anchors Ms. Samantha Sewall and Bill Ridley. This interview can be viewed at www.viavid.com or www.itinvestor.com on Thursday, February 17th at 10:00 am PST. The interview will be available in the ViaVid archives following the initial broadcast at http://www.viavid.com/archive.asp. During the course of the interview, Mr. Sanidas provides an overview of WSi Interactive and its various divisions. He also comments on the Company's second-quarter financial results, as well as WSi's future prospects, and its strategy for expansion. ViaVid broadcasts audio and video signals with Microsofts Media player (Nasdaq:MSFT). In order to watch this streaming video footage, viewers will require the Flash Plugin or Windows Media Player. This software is available free from the ViaVid website. After down loading the media player you must restart your computer.

THE BUSINESS OF WSI

WSI INTERACTIVE CORPORATION is an innovative Internet business development and marketing firm, whose objective is to capitalize on direct marketing opportunities on the Internet. WSI builds, manages and markets online businesses in the financial, e-tailing and e-commerce, entertainment and e-advertising sectors.

WSi properties include: Medianetsolutions.com, Targetpacks.com,
Westernshores.com, Stocksecrets.com, Yourwinestore.com, Healthcreator.com, Investmentworldnews.com and several others.

To receive information on WSi by e-mail or fax, please forward your Internet address / fax # to info@ws-i.com / fax (toll free): 1-877-499-5806.

To fax your request please complete the following

NAME:               ______________________________________________

COMPANY:            ______________________________________________

e-mail address:     ______________________________________________

PHONE#:             ______________________________________________

FAX#:               ______________________________________________

Send by:       E-mail or fax:   yes / no.         Or: e-mail only:    yes / no


Telephone (toll free):  1-888-388-4636
Fax (toll free):        1-877-499-5806

Website:  www.ws-i.com

ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President

This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.